ARTICLES OF INCORPORATION
                                       OF
                         ASIAN ALLIANCE VENTURES, INC.,
                              a Nevada corporation

       The undersigned natural person hereinafter named as incorporator and acting as such, for the purpose of associating to establish a corporation under the provisions and subject to the requirements of Nevada Revised Statutes, Chapter 78, and the acts amendatory thereof, hereby adopts and makes the following Articles of Incorporation:

                                    ARTICLE I

       The name of the corporation is Asian Alliance Ventures, Inc. (the "Corporation").

                                   ARTICLE II

       The name of the Corporation's resident agent in the State of Nevada is Woodburn and Wedge, Chartered, and the street address of such resident agent where process may be served on the Corporation is One East First Street, Sixteenth Floor, Reno, Nevada 89501. The mailing address of the Corporation's resident agent is One East First Street, P.O. Box 2311, Reno, Nevada 89505.

                                   ARTICLE III

       The Corporation may engage in any lawful activity.

                                   ARTICLE IV

       Section 1. Authorized Capital Stock. The Corporation is authorized to issue 60,000,000 shares of capital stock, of which (a) 50,000,000 shares shall be designated shares of "Common Stock" having a par value of $0.001 each, and
(b) 10,000,000 shares shall be designated shares of "Preferred Stock" having a par value of $0.001 each.

       Section 2. Preferred Stock; Blank Check Authority. The Board of Directors is authorized, from time to time, to issue the shares of Preferred Stock as shares of Preferred Stock of any series, and, in connection with the creation of each such series, the Board of Directors is authorized to fix by resolution or resolutions providing for the issuance of such shares thereof the number of shares of such series and the powers, designations, privileges, preferences, limitations, restrictions, price and relative rights of such series to the full extent


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now or hereafter permitted by the laws of the State of Nevada.  Different series of Preferred Stock shall not be deemed or construed to constitute different classes of shares for the purposes of voting by classes unless so expressly provided in these Articles of Incorporation.

       Without limiting the generality of the foregoing, and except as otherwise specifically provided in the express terms of any previously-issued series of
Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance of any other series of Preferred Stock may provide that such other series of Preferred Stock shall be superior to or rank equally with or be junior to the Preferred Stock of any or all other series of Preferred Stock to the extent permitted by law. Except as otherwise specifically provided in these Articles of Incorporation or in the express terms of any previously-issued Series of Preferred Stock, no vote of the holders of Common Stock or Preferred Stock shall be a prerequisite to any issuance of shares of any series of Preferred Stock authorized by and complying with these Articles of Incorporation, the right to have such vote, except as otherwise specifically provided in the express terms of any series of Preferred Stock, hereby being expressly waived by all present and future holders of the capital stock of the Corporation. All shares of Preferred Stock that may be redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.

       Subject to the express terms of any series of Preferred Stock created and issued by the Board of Directors in accordance with the provisions of this
ARTICLE IV, Section 2, the Board of Directors is authorized, from time to time, to increase the number of shares of that series of Preferred Stock after the issuance of shares of that series of Preferred Stock. The Board of Directors is authorized from time to time, to decrease the number of shares of any series of Preferred Stock after the issuance of shares of that series of Preferred Stock, but not below the number of shares of that series of Preferred Stock then outstanding. Upon each event of a decrease of the number of shares of any series of Preferred Stock pursuant to the immediately-preceding sentence hereof, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution or resolutions of the Board of Directors originally fixing the number of shares of that series of Preferred Stock.

       Section 3. Fully-Paid Stock Not Subject to Assessment. The capital stock of the Corporation, after the amount of consideration therefor has been paid in money, property or services as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation or for any other purpose. No capital stock of the Corporation issued as fully paid shall ever be assessable or assessed, and these Articles of Incorporation shall not be amended in this respect.

       Section 4. No Cumulative Voting Rights. No class or series of any class of the capital stock of the Corporation shall have any cumulative voting right.

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                                    ARTICLE V

       Section 1. Governing Board of Directors. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of such Board of Directors shall be styled as a "director."

       The remaining provisions of this ARTICLE V, Section 1 shall cease to have effect upon the closing of any sale to the public in a firm committment underwritten offering of Common Stock registered under the Securities Act of 1933, as amended, on Form SB-1, Form SB-2 or Form S-1, by the Corporation (and/or selling stockholders, if any) at a per share public offering price of not less than FIVE DOLLARS ($5.00) (as equitably adjusted for any stock split, stock combination or similar event that occurs after the date on which these Articles of Incorporation are filed with the Nevada Secretary of State but before such sale) and an aggregate offering price greater than FIVE MILLION DOLLARS ($5,000,000.00) (a "Qualifying Public Offering"),

       The authorized number of members constituting the Board of Directors shall be ONE (1), except in the case of any increase in the number of directors by reason of any provision entitling the holders of shares of any one or more series of Preferred Stock, voting as such, to elect additional directors in specified circumstances.

       The name and the post office box or street address, either residence or business, of the current sole director of the Corporation are as follows;

     Name                               Address
     ----                               -------

ROBERT G. CLARKE                   915 Leyland Street
                                   West Vancouver, B C. V7T 2L6


       The authorized number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the authorized number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies on the Board of Directors, including vacancies caused by an increase in the authorized number of directors of Corporation, and including vacancies resulting from the removal of directors by the stockholders entitled to vote, may be filled by the remaining directors, though less than a quorum.

       Notwithstanding the foregoing, for so long as the holders of shares of any one or more series of Preferred Stock issued by the Corporation have the right, voting separately by series, to elect directors, the election, removal, filling of vacancies and other features of such directorships shall be governed by the resolution or resolutions adopted by the Board of Directors pursuant to
ARTICLE IV, Section 2 of these Articles of Incorporation creating

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such series of Preferred Stock and the express terms of such series of Preferred
Stock.

       Section 2. Governing Board of Directors Upon the Closing of a Qualifying Public Offering. The provisions of this ARTICLE V, Section 2 shall become effective upon the closing of a Qualifying Public Offering.

       Immediately upon the closing of a Qualifying Public Offering, the authorized number of directors shall be not less than THREE (3) nor more than NINE (9), except in the case of any increase in the number of directors by reason of any provision entitling the holders of any one or more series of Preferred Stock, voting as such, to elect additional directors in specified circumstances. The exact number of members constituting the Board at Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not any vacancy in previously-authorized directorships exists at the time when any such resolution is presented to the Board of Directors for adoption).

       The Board of Directors (exclusive of directors who maybe elected by the holders of one or more series of Preferred Stock) shall be divided into THREE
(3) classes, as nearly equal in number as possible. The directors of the Corporation shall serve staggered terms, with the term of office of the first class to expire at the annual meeting of the stockholders of the Corporation (the "First Annual Meeting") to be held within TWELVE (12) months after the date of the closing of the Qualifying Public Offering, the term of office of the second class to expire at the annual meeting of the stockholders of the Corporation (the "Second Annual Meeting") to be held within TWELVE (12) months after the First Annual Meeting, and the term of office of the third class to expire at the annual meeting of the stockholders of the Corporation to be held within TWELVE (12) months after the Second Annual Meeting. Each class of directors whose terms then shall expire shall be elected to hold office for a THREE (3) year term.

       In the interim between elections of directors by stockholders entitled to vote, a11 vacancies on the Board of Directors, including vacancies caused by an increase in the authorized number of directors of the Corporation, and including vacancies resulting from the removal of directors by the stockholders entitled to vote, may be filled, by the remaining directors, though less than a quorum. Every director appointed by the remaining directors to fill a vacancy on the Board of Directors shall serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of term of the class to which such director has been assigned. When the number of directors is changed, any newly-created directorship and any decrease in directorships shall be so assigned among the classes of directors by a majority of the directors as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The election of directors need not be effected by written ballot unless

                                       4

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the Corporation's Bylaws so provide.

       Notwithstanding the foregoing, for so long as the holders of shares of any one or more series of Preferred Stock issued by the Corporation have the right, voting separately by series to elect directors, the election, removal, filling of vacancies and other features of such directorships shall be governed by the resolution or resolutions adopted by the Board of Directors pursuant to
ARTICLE IV, Section2 of these Articles of Incorporation creating such series of Preferred Stock and the express terms of such series of Preferred Stock.

                                   ARTICLE VI

       The provisions of this ARTICLE VI shall become effective upon the closing of a Qualifying Public Offering.

       Except as otherwise provided in these Articles of Incorporation, any action required or permitted be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action, and the power of stockholders to consent in writing to the taking of any action by less than unanimous consent of all such stockholders is specifically denied.

                                   ARTICLE VII

       The provisions of this ARTICLE VII shall became effective upon the closing of a Qualifying Public Offering.

       Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VIII

       The period of existence of the Corporation is perpetual.

                                   ARTICLE IX

       The personal liability of the directors and officers of the Corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a

                                       5

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director or officer,  except for (a) act or omissions  that involve  intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment or repeal of this ARTICLE IX applies to or has any effect on the liability or alleged liability of any director or officer having occurred before such amendment or repeal, except as otherwise required by law.

                                    ARTICLE X

       The Corporation shall, to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented, indemnify all persons whom it shall have power to indemnify under Nevada Revised Statutes, Chapter 78, as the same may be amends and supplemented, from and against all of the expenses, liabilities or other matters referred to in or covered by Nevada Revised Statutes, Chapter 78. The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person's official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited -liability company, partnership, joint venture, trust or other enterprise, against any  liability  asserted  against  such  person in any such  capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or to a person who has ceased to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, existing at the time of such amendment or repeal.

                                   ARTICLE XI

       In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Nevada Revised Statutes, Chapter 78, or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized (a) to make,

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adopt, amend alter or repeal the Bylaws of the Corporation; except as and to the extent provided in such Bylaws; (b) from time to time to adopt Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law; and (c) to fix and determine
designations,   preferences,   privileges,  rights  and  powers,  and  relative,
participating, optional or other special rights, qualifications, limitations or restrictions, on the capital stock of the Corporation as provided by Nevada Revised Statutes Section 78.195, unless otherwise provided herein.

                                   ARTICLE XII

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation.


                                  ARTICLE XIII

       The name and post office box or street address, either residence or business, of the incorporator signing these Articles of lncorporation are as follows:


     Name                                    Address
     ----                                    -------

IRENE DUGGAN                           One East First Street
                                       Suite 1600
                                       Reno, Nevada 89501

       IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand and executed these Articles of Incorporation on this 2nd day of October 1998.


                                        /s/ Irene Duggan
                                        ------------------------------
                                        Irene Duggan